As filed with the Securities and Exchange Commission on June 10, 2009
Registration No. 333-156726
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERE MEDIA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4841	26-3962587
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10990 Wilshire Boulevard,
Penthouse
Los Angeles, CA 90024
(310) 806-4288
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen P. Jarchow
Chairman
Here Media Inc.
10990 Wilshire Boulevard,
Penthouse
Los Angeles, CA 90024
(310) 806-4288
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Daniel E. Steimle Chief Executive Officer PlanetOut Inc. 1355 Sansome Street San Francisco, CA 94111 (415) 834-6500	Michael J. Sullivan, Esq. Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation Three Embarcadero Center, 7th Floor San Francisco, CA 94111 (415) 434-1600	James R. Walther, Esq. Mayer Brown LLP 350 South Grand Avenue, 25th Floor Los Angeles, CA 90071-1503 (213) 229-9500

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 8th day of June, 2009.

Here Media Inc.

By:	/s/ Paul A. Colichman
Name:     Paul A. Colichman
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul A. Colichman Name: Paul A. Colichman	Chief Executive Officer, President and Director (Principal Executive Officer)	June 8, 2009

/s/ Tony Shyngle Name: Tony Shyngle	Chief Accounting Officer (Principal Financial and Accounting Officer)	June 8, 2009

/s/ Stephen P. Jarchow Name: Stephen P. Jarchow	Chairman of the Board of Directors	June 8, 2009

II-1

EXHIBIT INDEX

Exhibit
Number	Description of Document

2.1	Agreement and Plan of Merger dated as of January 8, 2009 by and among PlanetOut Inc., Here Media, Inc., HMI Merger Sub and the HMI Owners and HMI Entities signatory thereto (incorporated by reference to PlanetOut Inc.’s Current Report on Form 8-K filed with the SEC on January 14, 2009)*
2.2	First Amendment to Agreement and Plan of Merger, dated as of April 27, 2009, by and among PlanetOut Inc., Here Media Inc., HMI Merger Sub, Inc. and the HMI Owners and HMI Entities signatory thereto*
2.3	Letter Agreement, dated as of May 13, 2009, by PlanetOut Inc. and Here Media Inc.*
2.4	Second Amendment to Agreement and Plan of Merger, dated as of June 1, 2009, by and among PlanetOut Inc., Here Media Inc., HMI Merger Sub, Inc. and the HMI Owners and HMI Entities signatory thereto (incorporated by reference to Exhibit 2.1 to PlanetOut Inc.’s current report on Form 8-K as filed on June 4, 2009)
3.1	Certificate of Incorporation of Here Media Inc.*
3.2	Amended and Restated Certificate of Incorporation of Here Media Inc., as in effect on the date hereof
3.3	Bylaws of Here Media Inc.*
3.4	Amended and Restated Bylaws of Here Media Inc., as in effect on the date hereof
4.1	Form of Certificate representing the Common Stock, par value $0.001 per share, of Here Media Inc.*
4.2	Form of Certificate representing the Special Stock, par value $0.001 per share, of Here Media Inc.*
5.1	Opinion of Mayer Brown LLP regarding the validity of the securities registered*
8.1	Opinion of Mayer Brown LLP regarding certain tax matters*
8.2	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, a Professional Corporation, regarding certain tax matters*
10.1	Ten program license agreements between Here Networks LLC and Regent Studios LLC dated from March 1, 2008 to January 9, 2009*
10.2	Twelve “International Multiple Rights Deal Memo” agreements between Here Networks LLC and Regent Studios LLC dated from April 2, 2007 to February 13, 2008*
10.3	Forty-two program license agreements between Here Networks LLC and Regent Worldwide Sales LLC, on behalf of Convergent Funding, LLC, a wholly-owned subsidiary of Regent Releasing LLC dated from April 9, 2007 to November 19, 2008*
10.4	Fifty-one marketing agreements between Here Networks LLC and Regent Releasing LLC dated from January 1, 2008 to December 1, 2008*
10.5	Thirty-seven marketing agreements between Regent Entertainment Media Inc. and Regent Releasing LLC dated from August 1, 2008 to October 1, 2008*
10.6	Four program license agreements between Here Networks LLC and Regent Releasing LLC dated from February 16, 2007 to November 1, 2007*
21.1	Subsidiaries of Here Media Inc. (following the proposed business combination referred to herein)*
23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm*
23.2	Consent of Mayer Brown LLP (included in Exhibits 5.1 and 8.1)*
23.3	Consent of Howard Rice Nemerovski Canady Falk & Rabkin, a Professional Corporation (included in Exhibit 8.2)*
23.4	Consent of Phillip S. Kleweno*
24.1	Power of Attorney (included on the signature page)*
99.1	Consent of Viant Capital LLC, financial advisor to PlanetOut*
99.2	Consent of Allen & Company LLC, financial advisor to PlanetOut*
99.3	Form of PlanetOut proxy card*

*	Previously filed.